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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 1996, except for Note 17, as to which the date is September 9, 1996, on our audits of the consolidated financial statements of Medical Alliance, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, appearing in the registration statement on Form S-1 (SEC File No. 333-9815) of Medical Alliance Inc. and Subsidiaries filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                                /s/ Coopers & Lybrand L.L.P.
                                                COOPERS & LYBRAND L.L.P.

Dallas, Texas
December 20, 1996